EXHIBIT 10.31
SECOND AMENDMENT TO THE GENUINE PARTS COMPANY
2004 ANNUAL INCENTIVE BONUS PLAN
          This Second Amendment to the 2004 Annual Incentive Bonus Plan (the “Plan”) was adopted on November 19, 2007 by the Compensation, Nominating and Governance Committee of the Board of Directors of Genuine Parts Company (the “Company”).
          The Plan is hereby amended, effective as of November 19, 2007, as follows:
1.	By deleting Section 5.6 in its entirety and replacing it with the following:

“5.6 PAYOUT FORM AND TIMING. Incentive Bonuses will be made not later than March 15 of the calendar year following the Plan Year, and as soon as possible after the audited results for the Company are available for the Plan Year. Notwithstanding the above, the Committee may, in its discretion, reduce the amount of an Incentive Bonus otherwise payable to one or more Participants under the Plan.”

2.	Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect as prior to this amendment.
          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first above written.

GENUINE PARTS COMPANY

By:	/s/ Carol B. Yancey

	Name:	Carol B. Yancey

	Title:	Senior VP Finance and Corporate Secretary